EFFECTIVE DATE
Feb 9, 2015

Articles of Amendment
to
Articles of Incorporation
of

Gold Coast Mining Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P01000117523

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Green Leaf Innovations, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

FILED
2015 JAN 12 PM 2:20
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent __________

____
(Florida street address)

New Registered Office Address: __________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
2) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
3) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
4) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
5) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
6) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary*). *(Be specific)*

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: February 9, 2015

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated January 5, 2015

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael Shea

(Typed or printed name of person signing)

President & CEO

(Title of person signing)

Articles of Amendment
to
Articles of Incorporation
of

GREEN LEAF INNOVATIONS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P01000117523

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

2020 SEP 14 AM 10: 24

FILED

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary).* *(Be specific)*

ARTICLE IV:SEE ATTACHMENT I

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date **<u>if applicable</u>:** ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **<u>(CHECK ONE)</u>**

■ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated 09/14/2021

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

ROBERTO MEDEROS

(Typed or printed name of person signing)

CEO

(Title of person signing)

ATTACHMENT I

SECTION 1. PREFERRED "A" STOCK.

AUTHORIZED SHARES: The total number of Preferred "A" Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares with a par value of $0.01.

ISSUANCE OF PREFERRED "A" STOCK: The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred Stock in one or more series not exceeding in the aggregate the number of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

CONVERSION: Each share of Series "A" Preferred Stock can be converted into the 500 shares of common stock of the Company at any time at the option of the holders of the Series "A" Preferred Stock. On or before the date of conversion, the converting holder of Series "A" Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all rights with respect to the Series "A" Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series "A" Preferred Stock has been converted. If so, required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Series "A"

Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series "A" Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series "A" Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Stock issuable on such conversion in accordance with the provisions hereof."

SECTION 2. PREFERRED "B" STOCK.

AUTHORIZED SHARES: The total number of Preferred "B" Stock which the Corporation shall have authority to issue is Ten Million (50,000,000) shares with a par value of $0.10.

ISSUANCE OF PREFERRED STOCK: The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred "B" Stock in one or more series not exceeding in the aggregate the number of Preferred "B" Stock authorized by these Articles of Incorporation, as amended from time to time. Holders of Preferred "B" Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred "B" Stock. The holders of Preferred "B" Stock have no preemptive, no voting, subscription, redemption or conversion rights.

CONVERSION: Each share of Series "B" Preferred Stock can be converted into the 2 shares of common stock of the Company at any time at the option of the holders of the Series '"B" Preferred Stock. On or before the date of conversion, the converting holder of Series "B" Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all rights with respect to the Series "B" Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series "B" Preferred Stock has been converted. If so, required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Series "B"' Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series "B" Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series "B" Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the

number of full Common Stock issuable on such conversion in accordance with the provisions hereof."

SECTION 2. COMMON STOCK.

Twenty Billion (20,000,000,000) shares of Common Stock having a par value of $0.00001 per share. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. The holders of Common Stock have no preemptive, no voting, subscription, redemption or conversion rights.

Articles of Amendment
to
Articles of Incorporation
of

GREEN LEAF INNOVATIONS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P01000117523

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____
____
____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title: P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
2) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
3) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
4) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
5) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
6) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

ARTICLE IV:SEE ATTACHMENT I

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated 05/23/2022

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

ROBERTO MEDEROS

(Typed or printed name of person signing)

CEO

(Title of person signing)

ATTACHMENT I

SECTION 1. PREFERRED "A" STOCK.

AUTHORIZED SHARES: The total number of Preferred "A" Stock which the Corporation shall have authority to issue is One Hundred Million
(100,000,000) shares with a par value of $0.01.

ISSUANCE OF PREFERRED "A" STOCK: The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred Stock in one or more series not exceeding in the aggregate the number of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

CONVERSION: Each share of Series "A" Preferred Stock can be converted into the 500 shares of common stock of the Company at any time at the option of the holders of the Series "A" Preferred Stock. On or before the date of conversion, the converting holder of Series "A" Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all rights with respect to the Series "A" Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series "A" Preferred Stock has been converted. If so, required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly

authorized in writing. All certificates evidencing Series "A" Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series "A" Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series "A" Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Stock issuable on such conversion in accordance with the provisions hereof."

SECTION 2. PREFERRED "B" STOCK.

AUTHORIZED SHARES: The total number of Preferred "B" Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares with a par value of $0.10.

ISSUANCE OF PREFERRED STOCK: The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred "B" Stock in one or more series not exceeding in the aggregate the number of Preferred "B" Stock authorized by these Articles of Incorporation, as amended from time to time. Holders of Preferred "B" Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred "B" Stock. The holders of Preferred "B" Stock have no preemptive, no voting, subscription, redemption or conversion rights.

CONVERSION: Each share of Series "B" Preferred Stock can be converted into the 100 shares of common stock of the Company at any time at the option of the holders of the Series ""B" Preferred Stock. On or before the date of conversion, the converting holder of Series "B" Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all rights with respect to the Series "B" Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series "B" Preferred Stock has been converted. If so, required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Series "B'" Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series "B" Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series "B" Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Stock issuable on such conversion in accordance with the provisions hereof."